Exhibit 10.4

THIS NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS ISSUED WITH AN ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO PICARD MEDICAL, INC. AT THE FOLLOWING ADDRESS: 4 PALO ALTO SQ., STE 200, PALO ALTO, CA 94025.

6% UNSECURED CONVERTIBLE NOTE

Due July 2, 2025

US $7,046,090	Date of Issuance:
July 2, 2024

WHEREAS, the Holders (as defined below) previously entered into those certain Loan Agreements, with dates corresponding to a number of deposits from June 2023 to June 2024 (See attached loan schedule), for an aggregate principal amount of $6,990,000 (six million nine hundred and ninety thousand dollars) and accrue interest of $56,090 through July 2,2024 (together, the “Original Notes”) for a total note amount of $7,046,090.

WHEREAS, the Holders and the Company (as defined below) desire to enter into a single convertible note agreement (the “Aggregated Convertible Note”), which aggregates the amounts owed pursuant to the Original Notes and cancel such Original Notes upon execution of such Aggregated Convertible Note.

NOW, THEREFORE, BE RESOLVED, that the Lenders and the Company agree that the Original Notes shall be cancelled upon execution of this Aggregated Convertible Note.

FOR VALUE RECEIVED, Picard Medical, Inc., a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of the holders (See Attachment “A”), the aggregate principal sum of US $7,046.090 (the “Principal Amount”), together with interest on the unpaid principal balance of this Aggregated Convertible Note at a rate equal to six percent (6%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum (the “Interest Rate”). Interest shall accrue from the date hereof and shall continue to accrue on the outstanding principal balance of this Aggregated Convertible Note until the Maturity Date (defined below), unless earlier paid in full or converted as provided herein. Except as expressly provided herein, all payments of principal and interest by the Company under this Aggregated Convertible Note shall be made in United States dollars in immediately available funds to the account specified by the Holder.

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

(a) “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

(b) “Maturity Date” means six months from the date of this agreement, unless extended pursuant to Section 7 below.

(c) “Outstanding Balance” means all outstanding principal under the Aggregated Convertible Note and any accrued and unpaid interest thereon.

(d) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

2. Transfer. This Aggregated Convertible Note is transferable and assignable by the Holder to any non-Affiliate with the written consent of the Company in its sole discretion and to any Affiliate with the written consent of the Company, which shall not be unreasonably withheld, and after receipt by Company of a legal opinion satisfactory to the Company that such transaction does not require registration under the Securities Act and is compliant with applicable securities laws. The Company agrees to issue from time to time a replacement Aggregated Convertible Note in the form hereof to facilitate such approved transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Aggregated Convertible Note if this Aggregated Convertible Note is lost, stolen, mutilated or destroyed.

3. Payment of Principal and Interest; Prepayment.

(a) The aggregate unpaid principal amount of this Aggregated Convertible Note, all accrued and unpaid interest, and all other amounts payable under this Aggregated Convertible Note shall be due and payable on the Maturity Date.

(b) Except as otherwise provided herein, the outstanding principal amount of this Aggregated Convertible Note shall bear interest at the Interest Rate, accruing daily from the Date of Issuance until this Aggregated Convertible Note is converted or paid in full, whether at maturity, upon acceleration, by prepayment or otherwise, unless earlier converted pursuant to Section 4 below.

(c) The Company may prepay all or any portion of the principal amount. Accrued but unpaid interest on this Aggregated Convertible Note may not be prepaid without the prior written consent of the Holder.

4. Conversion.

(a) Financing Transaction. If there is an Equity Financing expected to be consummated prior to the Maturity Date, then at least two days prior to the closing of such Equity Financing, this Aggregated Convertible Note will convert, at the Company’s option, into a number of shares of common stock of the Company (“Common Stock”) at a conversion price equal to (x) the Outstanding Balance of this Aggregated Convertible Note, divided by (y) the price per share to be offered in the Equity Financing (the “Conversion Rate”).

(b) Initial Public Offering. In the event the Company consummates, while the Aggregated Convertible Note remain outstanding, an initial public offering (an “IPO”), then all principal, together with all unpaid accrued interest under the Aggregated Convertible Note, shall automatically convert into the securities issued in the IPO at a conversion price equal to fifty percent (50%) of the lowest price per share paid by the other purchasers of equity securities in the IPO.

(c) If the Outstanding Balance is converted in full pursuant to Section 4(a) or 4(b), then such principal and interest shall be deemed to have been paid in full by the Company on the date of such conversion.

(d) Conversion Mechanics. In connection with conversion of the Aggregated Convertible Note pursuant to Section 4(a) or 4(b), the Holder shall surrender the Aggregated Convertible Note, duly endorsed without recourse, representation or warranty. In connection with conversion of the Aggregated Convertible Note pursuant to Section 4(a) or 4(b) above, the Holder hereby agrees to execute and deliver to the Company all commercially reasonable transaction documents entered into by other stockholders in connection with the Equity Financing, or as otherwise required by the Company, with customary representations and warranties.

(e) No Fractional Shares. No fractional equity securities shall be issued upon conversion of this Aggregated Convertible Note and any fractional shares calculated shall be rounded down for calculating the number of shares of Common Stock to be issued upon conversion of this Aggregated Convertible Note. Upon conversion of this Aggregated Convertible Note in full and the payment of the amounts specified in this Aggregated Convertible Note, the Company shall be released from all of its obligations and liabilities under this Aggregated Convertible Note.

(f) Payment Process. All payments to be made by the Company shall be made without set-off, recoupment or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, fees, deductions, withholdings, restrictions or conditions of any nature.

5. Event of Default.

The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) the failure of the Company to make any payment of principal or interest on this Aggregated Convertible Note when due, whether at maturity, upon acceleration or otherwise within 90 days of when due; or

(b) the Company’s default in its performance under this Aggregated Convertible, which default has not been cured within 90 days of Company being notified of the same;

(c) (i) the Company makes a determination to discontinue (or does cease to conduct) business, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (ii) an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; (iii) any order for relief with respect to the Company is entered under the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency law; (iv) the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company or a Subsidiary commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (v) any such petition or application in (iv) above is filed, or any such proceeding is commenced, against the Company and either (x) the Company by any act indicates its approval thereof, consents thereto or acquiesces therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days.

Upon the occurrence of any Event of Default, the Outstanding Balance under this Aggregated Convertible Note shall become due and payable immediately in full unless the Holder elects to have the Outstanding Balance paid in 12 equal monthly cash payments (plus interest).

6. Termination of Original Notes. The Company and the Holder agree that the Original Notes are hereby terminated and extinguished and are replaced in full by the Aggregated Convertible Note.

7. Amendments. Any term of this Aggregated Convertible Note may be amended, modified (including to change the applicable conversion price) or waived upon the written consent of the Company, on the one hand, and the Holder, on the other hand. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

8. No Rights as a Stockholder. This Aggregated Convertible Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Aggregated Convertible Note, no provisions of this Aggregated Convertible Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

9. Registration. All of the shares issuable pursuant to this transaction including all the shares underlying the Aggregated Convertible Notes (the “Registrable Securities”) shall be subject to registration rights pursuant to which the Company shall file an initial registration statement (the “Registration Statement”) to register the resale of the shares by the Holder within 90 days of the initial closing of the IPO and use its best efforts to have such registration statement declared effective within 90 days of filing thereof. The initial registration statement shall include a number of shares equal to [_] coverage of the Aggregated Convertible Note. To the extent that additional Registrable Securities remain outstanding after all shares under the initial registration statement have been sold, the Company shall be required to file additional registration statements for such shares as soon as allowable under Securities and Exchange Commission rules and regulations.

10. Lock-Up. The Holder agrees not sell, directly or indirectly, or otherwise dispose of any of the Registrable Securities without prior written consent for a period of 180 days after the close of the IPO. This lock-up agreement provides limited exceptions, and the restrictions may be waived at any time. Upon the expiration of the applicable lock-up periods, substantially all of the Registrable Securities subject to such lock-up restrictions will become eligible for sale, subject to any aforementioned limitations.

11. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Aggregated Convertible Note and all other demands and notices in connection with the delivery, acceptance, performance, and enforcement of this Aggregated Convertible Note.

12. Governing Law. This Aggregated Convertible Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

13. Notices. All notices and other communications given or made pursuant to this Aggregated Convertible Note shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Holder at the address or e- mail address set forth on the signature page of this Aggregated Convertible Note or at such other place as may be designated by the Holder in writing to the Company in accordance with the provisions of this Section 13, and to the Company at the Company’s principal place of business or to an address as subsequently modified by written notice in accordance with the provisions of this Section 13.

14. Successors and Assigns. This Aggregated Convertible Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and permitted assigns of the Holder.

15. Tax Treatment. The Company and the Holder agree to treat the Aggregated Convertible Note as debt of the Company for U.S. federal, state and local tax purposes unless required otherwise by applicable law or administrative determination.

16. Counterparts. This Aggregated Convertible Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000), and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Aggregated Convertible Note as of the date first above written.

PICARD MEDICAL, INC.

By:	/s/ Patrick Schnegelsberg		7/4/2024
	Name:	Patrick Schnegelsberg
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED:
RICHARD FANG

By:	/s/ Richard Fang		7/7/2024
Name:	Richard Fang

Address:

Email:	Fang@syncardia.com

Appendix A: Investors and Amount Invested

Principal	Interest	Total	Investor
440,000		440,000	Yuncai Fang
5,050,000	56,090	5,106,090	FFF
1,500,000		1,500,000	FFF II
6,990,000	56,090	7,046,090

Schedule of Investments

Deposit Date	Amount	Depositer	Rate
28-Jun-23	90,000.00	Yuncai Fang	0%
3-Aug-23	350,000.00	Yuncai Fang	0%
2-Oct-23	500,000.00	FFF	Prime+2%
11-Oct-23	500,000.00	FFF	Prime+2%
1-Nov-23	400,000.00	FFF	0%
14-Nov-23	1,200,000.00	FFF	0%
20-Dec-23	1,000,000.00	FFF	0%
11-Jan-24	1,000,000.00	FFF	0%
6-Feb-24	450,000.00	FFF	0%
8-Feb-24	(450,000.00)	FFF	0%
21-Feb-24	450,000.00	FFF	0%
11-Mar-24	500,000.00	FFF II	0%
28-Mar-24	500,000.00	FFF II	0%
10-Apr-24	500,000.00	FFF II	0%
17-Apr-24	200,000.00	FFF II	0%
17-May-24	(500,000.00)	FFF II	0%
17-May-24	(200,000.00)	FFF II	0%
5-Jun-24	500,000.00	FFF II	0%

Interest Calculation

Period	Principle	Total	Compound Monthly interest
Oct-23	1,000,000	7.434%	4,989.99
Nov-23	1,004,990	7.455%	6,243.88
Dec-23	1,011,234	7.586%	6,392.67
Jan-24	1,017,627	7.451%	6,318.63
Feb-24	1,023,945	7.436%	6,345.01
Mar-24	1,030,290	7.440%	6,387.70
Apr-24	1,036,678	7.430%	6,418.76
May-24	1,043,097	7.444%	6,470.68
Jun-24	1,049,567	7.458%	6,523.06
			56,090.38